M & F WORLDWIDE, CORP.

OUTSIDE DIRECTORS DEFERRED COMPENSATION PLAN

AS AMENDED AND RESTATED

1.

NAME. The M & F Worldwide, Corp. Outside Directors Deferred Compensation Plan as previously in effect is hereby amended and restated, except as provided herein (the “Plan”). The principal purpose of the amendment is to clarify the Plan’s operation in compliance with applicable requirements of section 409A of the Internal Revenue Code. Provisions of the amended and restated Plan shall be effective with respect to deferrals under the Plan for periods after 2004.

2.	DEFINITIONS. The following definitions shall apply in interpreting the Plan:
a.

“Account” shall mean an individual account established by the Company in the name of each Participant containing (i) a number of Stock Units equal to the number of shares of Stock hypothetically purchased with deferred Compensation and dividend equivalents deemed to have been paid on each Stock Unit in such account and (ii) prior to their conversion to such Stock Units, such dividend equivalents and deferred Compensation deemed credited to the Account.

b.	“Beneficiary” shall mean such individual or the trustees or trustee of a trust as may be designated by a Participant pursuant to such Participant’s deferral election.
c.	“Board” means the Board of Directors of the Company.
d.	“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
e.	“Company” shall mean M & F Worldwide, Corp., a Delaware corporation.
f.	“Compensation” shall mean any retainer fees, meeting fees and any other director fees, payable in the form of cash by the Company as consideration for services as a member of the Board.
g.	“Distribution Event” shall have the meaning set forth in Section 5(a).
h.	“Election Form” shall have the meaning set forth in Section 3(a).
i.

“Fair Market Value” per share as of a particular date shall mean (i) the closing price per share of Stock on a national securities exchange, for the last preceding date on which there was a sale of Stock on such exchange or (ii) if the shares of Stock are then traded on any other over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of Stock in such market or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

j.

“New Outside Director” means a Non-Employee Director who (i) was not previously eligible to participate in this Plan and (ii) was not previously eligible to participate (whether as an employee, director or otherwise) in any other nonqualified deferred compensation plan sponsored by the Company or an affiliate, taking into account only nonqualified deferred compensation plans required to be aggregated with this Plan under Code Section 409A.

k.	“Non-Employee Director” means a person who (i) is serving as a member of the Board and (ii) is not an officer or employee of the Company.
l.	“Participant” shall mean an eligible Non-Employee Director who elects to defer Compensation under the terms of the Plan.
m.	“Payment Date” shall have the meaning set forth in Section 5(f).
n.	‘Plan Year” shall mean the calendar year.
o.	“Stock” shall mean the Common Stock of the Company, par value $0.01 per share.
p.	“Stock Unit” shall mean a bookkeeping unit credited to a Participant’s Account, in accordance with Section 4 below.
3.	PARTICIPATION.
a.

All Non-Employee Directors are eligible to participate in the Plan. Each Non-Employee Director of the Company receiving Compensation may elect to have all or part of such Compensation otherwise payable to him or her deferred and paid at the time and in the manner prescribed herein. Non-Employee Directors may elect to defer 100%, 50% or 0% of their total Compensation. All deferral elections under the Plan shall be made on an “Election Form,” which means the form set forth on Exhibit A to this Plan or such other form as shall be determined by the Board from time to time.

b.	A Non-Employee Director may elect to defer Compensation payable for a Plan Year by making an election no later than December 31 of the preceding Plan Year.

c.

Notwithstanding Section 3(b), for the Plan Year in which a New Outside Director first starts serving on the Board, the New Outside Director shall be permitted to defer Compensation to be earned in such Plan Year if the election is (i) made no more than 30 days after service as a director starts and (ii) pertains only to Compensation earned after the election is made.

d.

Any election to defer Compensation communicated to the Company as provided in this Section 3 shall continue in force until the end of the Plan Year for which the Participant made such election. The amount accumulated pursuant to the Plan prior to any notice of election to cease future deferrals will continue to be subject to the provisions of the Plan.

4.	METHOD OF DEFERRAL OF COMPENSATION.
a.

The Company shall establish an Account on its books in the name of each Participant. The Account shall consist of a number of Stock Units equal to the number of shares of Stock hypothetically purchased with deferred cash Compensation, together with any deferred cash Compensation not yet credited as Stock Units pursuant to Section 4(b) hereof and any cash dividends deemed paid on each Stock Unit in the Account (prior to conversion of such deemed cash dividends to Stock Units pursuant to Section 4(c)). The number of Stock Units hypothetically purchased with deferred Compensation shall be determined in accordance with Section 4(b) hereof.

b.

Amounts deferred pursuant to the Plan with respect to a Plan Year shall be credited to each Participant’s Account in the form of Stock Units as of the last business day of each calendar quarter by dividing the amount of all such deferred cash Compensation not previously credited to such Participant’s Account in the form of Stock Units by the Fair Market Value of a share of Stock on such date. Notwithstanding the preceding sentence, amounts deferred pursuant to the Plan for periods prior to May 30, 2007 shall be credited to each Participant’s Account in the form of Stock Units as of the last business day of each month. For the avoidance of doubt, amounts to be credited with respect to the Plan Year ending December 31, 2007 shall be without duplication of deferred amounts already credited to each Participant’s Account prior to May 30, 2007.

c.

When cash dividends are declared and paid on the Stock, the Account of each Participant shall be credited with a dividend equivalent credit in an amount equal to the cash which would have been paid if each Stock Unit in such Account, as of the dividend payment date, had been one share of outstanding Stock on the record date for payment of dividends. Any such cash dividend equivalent credit shall be converted once per Plan Year, effective each March 15, into a number of Stock Units equal to the maximum number of whole shares of Stock which could be purchased with such accumulated deemed cash balance on the conversion date, based on the fair market value of a share of Stock on such March 15. If installment payments are being made from the Participant’s Account as provided in Section 5 hereunder, such dividend equivalents accruing during the payout period shall not be converted into stock and shall instead be paid in cash on each Payment Date (as defined in Section 5(g)) to the Participant or Beneficiary, as the case may be.

5.	DISTRIBUTION OF DEFERRED COMPENSATION.
a.

A Participant’s Account shall be distributed to him or her on or following the occurrence of a “Distribution Event,” as more fully provided herein. For purposes of this Plan, “Distribution Event” shall mean (i) any fixed date elected by the Participant when he makes his deferral election on the Election Form, or if earlier (ii) sixty (60) days after the day on which the Participant’s Board service ends.

b.

Distributions from the Participant’s Account may be made either: (i) in a lump sum of Stock or (ii) in cash paid in a lump-sum or (iii) in cash paid in equal annual installments over a period of years (no more than 10). If no specific election as to time and manner of payment is designated on the Election Form payment shall be made in a lump-sum cash payment.

c.

If a Participant’s account is to be paid to the Participant in a lump sum, the Company shall pay the balance credited to the Participant’s Account when the Distribution Event occurs. If the Participant’s account is to be distributed to the Participant in installments pursuant to Section 5(d), such installments shall commence on the date provided in Section 5.

d.

If the Participant’s service on the Board ceases by reason of the Participant’s death, payments due to the Participant under the Plan will be distributed to the Beneficiaries designated by the Participant in the manner elected by the Participant on the Election Form.

e.

If a distribution is to be made in Stock in a lump-sum, the Participant will receive the number of shares of Stock equal to the number of Stock Units held in the Participant’s Account on the date of the applicable Distribution Event. If a distribution is to be made in cash in a lump-sum, the Participant will receive an amount in cash equal to the number of Stock Units held in the Participant’s Account multiplied by the Fair Market Value of a share of Stock on the date of the applicable Distribution Event. If on the applicable Distribution Event, cash dividend equivalents and or deferred Compensation has not yet been converted into Stock Units in accordance with the provisions of the Plan, then such amounts shall be paid in cash as part of the lump sum distribution.

f.

Installment payments of cash shall be made on the last business day of the fiscal year of the Company (each such date, the “Payment Date”) commencing in the year in which the Distribution Event occurs. Unless otherwise determined by the Board, if the Participant elects to receive cash distributions in installments, each installment will equal the value, immediately prior to the Payment Date, of the Stock Units then in the Participant’s Account, divided by the number of remaining installments, plus any dividends that accrued since the last Payment Date but were not yet converted to Stock Units.

g.

For certain Participants, payment may be delayed in order to comply with Code section 409A, as follows: In the event that payments become due hereunder on account of the Participant’s “separation from service”, and if at the time of such separation the Participant is a “specified employee”, then any payments that would otherwise be due hereunder after such separation from service shall not be paid until the day after the end of the six-month anniversary of such separation from service, and any payments so delayed shall, when paid, be credited as if with interest at an annualized rate of 5%. The foregoing delay provisions are intended to be co-extensive with the requirements of Code Section 409A, and no delay shall be imposed if Code Section 409A does not require such a delay. For these purposes, a “separation from service” and a “specified employee” shall have the meaning given to them in Code Section 409A.

6.	ADMINISTRATION.
a.

The Plan shall be administered by the Board. The Board shall have all authority that may be deemed appropriate for administering the Plan, including the discretion and authority to interpret the Plan and to adopt rules and regulations for implementing, amending and carrying out the Plan. The Board may delegate such duties as it determines to a committee of the Board (the “Committee”).

b.

Without limiting the generality of Section 6(a), the Board (or the Committee) shall have the discretionary authority (i) to exercise all of the powers granted to it under the Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iii) to make all determinations necessary or advisable in administering the Plan, and (iv) to correct any defect, supply any omission and reconcile any inconsistency in the Plan

c.

All determinations made by the Board (or the Committee) with respect to the Plan shall be conclusive and binding on the Company and its successors, the Participants and their Beneficiaries. No member of the

Board (or the Committee) shall be liable for any action or determination made in good faith with respect to the Plan.

7.	GENERAL PROVISIONS.
a.

The Stock Units allocated to a Participant’s Account may be adjusted, converted or cancelled by the Board, as it deems appropriate, to reflect any reclassification, recapitalization, stock split, dividend or similar distribution (whether in the form of cash, stock or other property) affecting the Stock, combination, merger, consolidation, spin-off, share exchange, repurchase or other similar corporate transaction or event that, in the discretion of the Board, affects the Stock such that an adjustment is appropriate.

b.

The right of any Participant to receive future payments under the provisions of the Plan shall be an unsecured general creditor claim against the general assets of the Company, shall confer on Participants no right in any specific property or assets, and shall not constitute a trust or secured arrangement.

c.	A Participant may change his or her Beneficiaries at any time by notifying the Board in such form as the Board shall from time to time designate.
d.	No Participant or Beneficiary shall have any power to commute, encumber, sell, or otherwise dispose of the rights provided herein, and such rights shall be non-assignable and non-transferable.
e.

The Board or the Committee may in its discretion amend the Plan at any time, retroactively if required, to conform the Plan (either in form or operation) to Code Section 409A. Further, the Board or the Committee may in its discretion restructure to the extent possible, any cash payments, or delivery of Stock in order to avoid the application of any accelerated or additional tax under Code Section 409A.

8.	TERMINATION OF THE PLAN; AMENDMENT OF THE PLAN.
a.	The Plan shall continue in effect until terminated by resolution of the Board.
b.

The Plan may be amended from time to time by resolution of the Board; provided, however, that without the consent of affected Participants, no amendment may adversely alter the rights of Participants to amounts credited to their Accounts as of the date of the amendment; provided further, however, that the Plan may be amended as required to comply with applicable law, including section 409A in such manner as the Company deems necessary or desirable.

9.	EFFECTIVE DATE OF THE PLAN.
a.

The Plan was adopted by the Board to be effective as of November 5, 2003 (the “Effective Date”). The Plan shall be effective with respect to any Compensation payable to a Non-Employee Director for services rendered after such effective date, provided, that any compensation deferred after 2004 shall be governed by the terms of the Plan as amended and restated.

EXHIBIT A

[Insert Name]

[Insert Address]

[Insert Address]

Attention: Secretary

Gentlemen:

Pursuant to the provisions of Section 3 of the M & F Worldwide, Corp. Deferred Compensation Plan for Non-Employee Directors (hereinafter called the “Plan”), I hereby irrevocably elect to have the indicated percentage of my retainer fees, meeting fees and any other director fees which may have become payable to me with respect to calendar year _______ deferred in Stock Units in the manner provided in the Plan: (Designate percentage to be deferred.)

☐	100%
☐	50%
☐	0%

This direction shall be effective for fees payable to me with respect to calendar year _______.

I elect to have amounts I have deferred distributed to me:

☐	60 days after my service on the Board ends
☐	______________________________ (please specify the date which will trigger distribution of payments to you)

I elect to receive payments upon distribution in:

☐	Stock
☐	Cash, in a lump sum
☐	Cash, in annual installments over __ years (must be 10 or fewer).

(Each installment will equal the value, immediately prior to the Payment Date, of the Stock Units then in my Account, divided by the number of remaining installments, plus any dividends that accrued since the last Payment Date that have not been deemed converted to Stock Units.)

If I die while a director of the Company or prior to receiving of all distributions to which I am entitled under the Plan, I hereby direct that any amounts remaining in my Account be distributed as follows in:

☐ Stock to
(Insert Name of Beneficiary)

(If more than one Beneficiary is named, indicate percentages to be paid to each Beneficiary)

☐ Cash, in a lump sum to
(Insert Name of Beneficiary)

(If more than one Beneficiary is named, indicate percentages to be paid to each Beneficiary)

☐ Cash, in continued installments as directed by me above

(Name one Beneficiary only)

(Signature)
Date: